Exhibit 23.3


                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------


The Board of Directors
Premier National Bancorp, Inc. (formerly Hudson Chartered Bancorp, Inc.)
         as successor to Progressive Bank, Inc.:

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 ("Post-Effective Amendment") to the Registration Statement on Form S-4 (File No. 333-49793) of Premier National Bancorp, Inc. (formerly Hudson Chartered Bancorp, Inc.) of our report dated February 2, 1998 relating to the consolidated balance sheets of Progressive Bank, Inc. and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 Annual Report on Form 10-K of Progressive Bank, Inc. and is incorporated by reference in Premier National Bancorp, Inc.'s Current Report on Form 8-K dated July 17, 1998.

We also consent to the reference to our firm under the heading "Interests of Named Experts and Counsel" in Item 5 of this Post-Effective Amendment.


/s/ KPMG Peat Marwick LLP
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KPMG Peat Marwick LLP

Stamford, Connecticut
July 17, 1998